UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):      June 23, 2011

                            Amerigo Energy, Inc.
           (Exact name of registrant as specified in its charter)

               Delaware                   000-09047        20-3454263
      (State or other jurisdiction       (Commission      (IRS Employer
            of incorporation)            File Number)  Identification No.)

        2580 Anthem Village Dr., Henderson, NV                89052
       (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:      702-399-9777

                               Not Applicable
       (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2008 Amerigo Energy, Inc (the "Company") entered into an agreement with Granite Energy, Inc. to issue ten million (10,000,000) shares of the Company's common stock for the purchase of assets estimated at $8,604,000. These assets did not produce anywhere near the levels that were represented to the Company when signing the original contract.

During June 2011, Amerigo Energy, Inc. and Granite Energy, Inc. entered into a settlement agreement regarding the shares issued to purchase these assets. As assets. As part of this agreement Granite Energy returned 8,500,000 shares of the company's common stock. Amerigo Energy, Inc. has cancelled these shares.


SECTION 8 - OTHER EVENTS

ITEM 8.01. OTHER EVENTS

The Company had previously entered into a letter of intent for the purchase of Grazy.com, Inc., and all of its corresponding intellectual property for 23 million shares of the company's stock. Due to the inability to come up with mutually agreed upon terms and the ability to settle all the debts of Amerigo Energy, Inc., the company has cancelled its letter of intent with Grazy.com, Inc.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                    AMERIGO ENERGY, INC.
                            (Registrant)

Date:  June 23, 2011

                    By: /s/ Jason F. Griffith
		    ---------------------------
                        Jason F. Griffith
                    Its:Chief Executive Officer,
		    Chief Financial Officer and Director